SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                              GRILL CONCEPTS, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                                                 13-3319172
----------------------------                              ----------------------
(State or other jurisdiction                                  (IRS Employer
    of incorporation)                                        Identification No.)

  11661 San Vicente Blvd., Ste. 404, Los Angeles, California           90049
  ----------------------------------------------------------        -----------
         (Address of Principal Executive Offices)                    (Zip Code)


                     GRILL CONCEPTS, INC. 1998 COMPREHENSIVE
                           STOCK OPTION AND AWARD PLAN
                            (Full title of the plan)

                                                               Copy to:
            Robert Spivak                                   Michael Sanders
          Grill Concepts, Inc.                            Vanderkam & Sanders
        11661 San Vicente Blvd.                             440 Louisiana
              Suite 404                                       Suite 475
     Los Angeles, California 90049                        Houston, Texas 77002
           (310) 820-5559                                   (713) 547-8900
    ------------------------------
    (Name, address and telephone
     number of agent for service)

         Approximate date of proposed sales pursuant to the plan: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE
================================ =============== =================== ================== ============

Title of securities              Amount to be                        Proposed
to be registered                 registered (1)  Proposed maximum    maximum            Amount of
                                                 offering price per  aggregate offering registration
                                                 share (2)           price              fee
-------------------------------- --------------- ------------------- ------------------ ------------

Common Stock, $.00004 par value  300,000         $2.80               $ 840,000.00       $ 210.00
-------------------------------- --------------- ------------------- ------------------ ------------

(1) Plus such additional number of shares as may hereafter become issuable pursuant to the Grill Concepts, Inc. 1998 Comprehensive Stock Option and Award Plan (the "Plan") in the event of a stock dividend, split-up of shares, recapitalization or other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based upon the closing price of the Company's Common Stock, as reported on the Nasdaq Small-Cap Market for July 6, 2001, for shares reserved for future issuance pursuant to the Plan (pursuant to Rule 457(c) under the Securities Act).

                                EXPLANATORY NOTE

         Pursuant to General Instruction E to Form S-8, Grill Concepts, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on June 22, 1998 (File No. 333-57369). This Registration Statement is being filed to register an additional 300,000 shares of the Registrant's common stock, par value $.00004 per share, subject to issuance under the Registrant's 1998 Comprehensive Stock Option and Award Plan, as amended (the "Plan").

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 10th day of July, 2001.

                                             GRILL CONCEPTS, INC.


                                             By: /s/ Robert Spivak
                                                -------------------------
                                                 ROBERT SPIVAK, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Grill Concepts, Inc. hereby severally constitute Robert Spivak and Daryl Ansel, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Grill Concepts, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signatures               Title                                    Date
     ------------             -------                                  ------

 /s/ Robert Spivak       President, Chief Executive Officer         July 10,2001
----------------------   and Director (Principal Executive Officer)
ROBERT SPIVAK

 /s/ Daryl Ansel         Chief Financial Officer                   July 10, 2001
----------------------   (Principal Financial and Accounting Officer)
DARYL ANSEL

 /s/ Michael Weinstock    Executive Vice President and Chairman    July 10, 2001
----------------------    of the Board
MICHAEL WEINSTOCK

 /s/ Charles Frank        Director                                 July 9,  2001
----------------------
CHARLES FRANK

----------------------    Director                                July ___, 2001
GLENN GOLENBERG

----------------------    Director                                July ___, 2001
LEWIS WOLFF

 /s/ Stephen Ross         Director                                July 9,   2001
----------------------
STEPHEN ROSS

                          Director                                July ___, 2001
----------------------
NORMAN MACLEOD

                                  EXHIBIT INDEX


         Exhibit No.                           Description

         5.1 *    Opinion and consent of Vanderkam & Sanders re: the legality of the shares being registered
         23.1 *   Consent of Vanderkam & Sanders (included in Exhibit 5.1)
         23.2 *   Consent of PricewaterhouseCoopers LLP
         24.1 *   Power of Attorney (included on signature page)
         99.1     Amended and Restated Grill Concepts, Inc. 1998 Comprehensive
                  Stock Option and Award Plan (incorporated by reference to
                  Exhibit A to Registrant's Proxy Statement for the Annual
                  Meeting of Shareholders on June 25, 2001, filed with the Commission on May 29, 2001)

*        Filed herewith